Exhibit 99.1

BEACON REPORTS FIRST QUARTER 2021 RESULTS

•	Robust demand combined with strong operational execution drove significant year-over-year improvement in Q1 net income and Adjusted EBITDA
•	Double-digit first quarter net sales growth driven by residential strength, while operating cost improvements reflect productivity gains and focus on delivering operating cost leverage
•	Increasing confidence in 2021 demand, pricing execution and operating expense leverage
•	Transformational divestiture of Interior Products business will sharpen focus on growth in core exteriors business, strengthen balance sheet and enhance financial flexibility

HERNDON, Va.—(BUSINESS WIRE)—February 8, 2021—Beacon (Nasdaq: BECN) (the “Company”) announced results today for its first quarter ended December 31, 2020 (“2021”).

First Quarter Financial Highlights

	CONTINUING OPERATIONS
	Q1 2021	Q1 2020
(Unaudited; $ in millions, except per share amounts)
Net sales	$1,576.5	$1,415.3
Gross profit	$399.7	$340.1
Gross margin %	25.4%	24.0%

Operating expense	$304.6	$321.1
% of net sales	19.3%	22.7%
Adjusted Operating Expense[1]	$275.8	$285.1
% of net sales[1]	17.5%	20.1%

Net income (loss) from continuing operations	$47.4	$(24.0)
% of net sales	3.0%	(1.7%)
Adjusted Net Income (Loss)[1]	$71.0	$18.2
Adjusted EBITDA[1]	$142.9	$76.9
% of net sales[1]	9.1%	5.4%

Net income (loss) from continuing operations per share - diluted	$0.59	$(0.44)

______________________

[1]	See Non-GAAP Financial Measures for a reconciliation of Adjusted non-GAAP financial measures to the most directly comparable GAAP financial measure.

“First quarter results represent an impressive example of the underlying potential of our company,” said Julian Francis, Beacon’s President and Chief Executive Officer. “Leveraging a robust residential demand environment, we produced the strongest quarterly organic sales growth in nearly five years, and our focus on sales effectiveness, pricing execution, productivity initiatives and expense management drove Adjusted EBITDA margins to the highest Q1 level in over a decade. Seven weeks ago, we announced the divestiture of our Interior Products business, which remains on schedule to close later this month. The transaction will strengthen our balance sheet, enhance financial flexibility and sharpen our focus on the core exteriors business. Driven by its high concentration of non-discretionary repair and remodel demand, exteriors offers a unique platform for us to build around in the future. We remain firmly committed to our four key strategic initiatives – organic growth, digital, OTC and branch operating performance – which have boosted company sales growth and helped improve operating profitability. Our strong first quarter operating improvement is a testament to the hard work and dedication of our valued employees and the loyalty of our customers. We look forward to a strong 2021, and will continue to follow a disciplined approach towards realizing the full potential of our company.”

First Quarter (Continuing Operations)

Net sales increased 11.4% compared to the prior year. The first quarter sales increase reflects strong residential roofing and complementary products growth as well as the benefit of recent price increases, partially offset by softer demand from non-residential categories. Residential roofing product sales increased 21.2%, non-residential roofing product sales decreased 3.3%, and complementary product sales increased 8.8% compared to the prior year. The first quarter of fiscal years 2021 and 2020 each had 62 business days.

Gross margin improved 140 basis points from 24.0% in the prior year to 25.4%, primarily reflecting pricing execution and price-cost improvement. Operating expense and Adjusted operating expense both decreased compared to the prior year, reflecting the positive impact of productivity initiatives and cost focus amid an increasing demand environment.

Net income (loss) from continuing operations was $47.4 million, compared to $(24.0) million in 2020. Net income (loss) from continuing operations attributable to common shareholders was $41.4 million, compared to $(30.0) million in 2020. Adjusted Net Income (Loss) was $71.0 million, compared to $18.2 million in 2020. EPS was $0.59, compared to $(0.44) in 2020. Comparative improvements in first quarter results were driven by increased net sales, particularly within residential end markets, higher gross margins and reduced operating expenses resulting from successful cost actions. These impacts were partially offset by sales declines within non-residential roofing.

First Quarter (Combined)

In this earnings release, the Company provides “Combined” financial results (continuing operations and discontinued operations) for certain key metrics in order to enhance comparability with the Company’s most recent fiscal year and first quarter results.

The following table presents first quarter Combined financial highlights for each of the periods indicated:

	COMBINED
	Q1 2021	Q1 2020
(Unaudited; $ in millions, except per share amounts)
Net sales	$1,825.3	$1,675.1
Gross profit	$464.7	$410.7
Gross margin %	25.5%	24.5%

Operating expense	$374.4	$390.8
% of net sales	20.5%	23.3%
Adjusted Operating Expense[1]	$329.1	$342.1
% of net sales[1]	18.0%	20.4%

Net income (loss)[2]	$(220.5)	$(23.4)
% of net sales	(12.1%)	(1.4%)
Adjusted Net Income (Loss)[1]	$79.8	$28.4
Adjusted EBITDA[1]	$157.7	$94.4
% of net sales[1]	8.6%	5.6%

Net income (loss) per share - diluted	$(3.24)	$(0.43)

______________________

[1]	See Non-GAAP Financial Measures for a reconciliation of Adjusted non-GAAP financial measures to the most directly comparable GAAP financial measure.
[2]	See Consolidated Statements of Operations for additional information.

The first quarter sales increase of 9.0% compared to the prior year reflects strong residential roofing growth and a positive contribution from residential demand within our complementary products category, partially offset by softer demand from non-residential categories. Residential roofing product sales increased 21.0%, non-residential roofing product sales decreased 4.4%, and complementary product sales increased 3.9% compared to the prior year. The first quarter of fiscal years 2021 and 2020 each had 62 business days.

Gross margin improved 100 basis points from 24.5% in the prior year to 25.5%, primarily reflecting pricing execution and price-cost improvement. Operating expense and Adjusted operating expense both decreased compared to the prior year, reflecting the positive impact of productivity initiatives and cost focus amid an increasing demand environment.

Net income (loss) was $(220.5) million, compared to $(23.4) million in 2020. Net income (loss) attributable to common shareholders was $(226.5) million, compared to $(29.4) million in 2020. Adjusted Net Income (Loss) was $79.8 million, compared to $28.4 million in 2020. EPS was $(3.24), compared to $(0.43) in 2020. The first quarter net loss was driven by a non-cash charge of $355 million ($264 million net of tax) related to the planned sale of Interior Products (see Consolidated Statements of Operations for additional information). Comparative improvements in first quarter results were driven by increased net sales, particularly within residential end markets, higher gross margins and reduced operating expenses resulting from successful cost actions. These impacts were partially offset by sales declines within non-residential end markets.

Earnings Call

The Company will host a conference call and webcast today at 5:00 p.m. ET to discuss these results. Details for the earnings release event are as follows:

What:Beacon First Quarter 2021 Earnings Call

When:Monday, February 8, 2021

Time:5:00 p.m. ET

Access:Register for the conference call or webcast by visiting:

Beacon Investor Relations – Events & Presentations

Upon registration, participants will receive an email containing event details and unique access codes. To ensure timely access, participants should register for the earnings call at least 10 minutes before the 5:00 p.m. ET start time. An archived copy of the webcast will be available on the Events & Presentations page shortly after the call.

Forward-Looking Statements

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended September 30, 2020. In addition, certain factors with respect to the proposed disposition of Interior Products could cause actual results to differ materially from those indicated by such forward-looking statements, including without limitation, the possibility that the expected cost savings, debt leverage reduction and other financial and operational impacts from the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that costs of restructuring transactions and other costs incurred in connection with the proposed transaction will exceed our estimates or otherwise adversely affect our business or operations; the risk that consummating the proposed transaction may be more difficult, time-consuming or costly than expected, with adverse impacts on our resources, systems, procedures and controls; the risk of diversion of management’s attention; the risk of adverse impacts on relationships with customers, suppliers, employees and other business counterparties; and the possibility that the proposed transaction does not close, including, but not limited to, as a result of a failure to satisfy the closing conditions. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly traded distributor of roofing materials and complementary building products in North America, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of over 100,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit

www.becn.com

INVESTOR CONTACTS:	MEDIA CONTACT:
Brent Rakers	Jennifer Lewis
Director, Investor Relations	VP, Communications and Corporate Social Responsibility
Brent.Rakers@becn.com	Jennifer.Lewis@becn.com
901-232-2737	571-752-1048
James Wilson
VP Finance & Treasurer
Jim.Wilson@becn.com
571-306-7501

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(Unaudited; in millions, except per share amounts)

	Three Months Ended December 31,
	2020	% of Net Sales	2019	% of Net Sales
Net sales	$1,576.5	100.0%	$1,415.3	100.0%
Cost of products sold	1,176.8	74.6%	1,075.2	76.0%
Gross profit	399.7	25.4%	340.1	24.0%
Operating expense:
Selling, general and administrative	265.2	16.8%	273.2	19.3%
Depreciation	13.9	0.9%	15.8	1.1%
Amortization	25.5	1.6%	32.1	2.3%
Total operating expense	304.6	19.3%	321.1	22.7%
Income (loss) from operations	95.1	6.1%	19.0	1.3%
Interest expense, financing costs, and other	30.0	2.0%	38.4	2.7%
Loss on debt extinguishment	—	0.0%	14.7	1.0%
Income (loss) from continuing operations before income taxes	65.1	4.1%	(34.1)	(2.4%)
Provision for (benefit from) income taxes	17.7	1.1%	(10.1)	(0.7%)
Net income (loss) from continuing operations	47.4	3.0%	(24.0)	(1.7%)
Net income (loss) from discontinued operations[1]	(267.9)	(17.0%)	0.6	0.0%
Net income (loss)	(220.5)	(14.0%)	(23.4)	(1.7%)
Dividends on Preferred Stock	6.0	0.4%	6.0	0.4%
Net income (loss) attributable to common shareholders	$(226.5)	(14.4%)	$(29.4)	(2.1%)

Weighted-average common stock outstanding:
Basic	69.2		68.7
Diluted	70.0		68.7

Net income (loss) per share:
Basic - Continuing operations	$0.60		$(0.44)
Basic - Discontinued operations	(3.87)		0.01
Basic net income (loss) per share	$(3.27)		$(0.43)

Diluted - Continuing operations	$0.59		$(0.44)
Diluted - Discontinued operations	(3.83)		0.01
Diluted net income (loss) per share	$(3.24)		$(0.43)

____________________________________

[1]	The following table presents the components of the Company’s net income (loss) from discontinued operations:
	Three Months Ended December 31,
	2020	2019
Net sales	$248.8	$259.8
Cost of products sold	(183.8)	(189.2)
Selling, general and administrative	(56.9)	(53.7)
Depreciation and amortization	(12.9)	(16.0)
Other income (loss)	0.1	0.2
Loss on classification as held for sale	(355.4)	—
Pretax income (loss) from discontinued operations	(360.1)	1.1
Provision for (benefit from) income taxes	(92.2)	0.5
Net income (loss) from discontinued operations	$(267.9)	$0.6

The estimated loss on classification as held for sale of $355.4 million for the three months ended December 31, 2020 is calculated by comparing the purchase price (as adjusted) to the carrying value of the net assets of Interior Products. As Interior Products represents a component of the Company’s single reporting unit, the carrying value of the net assets of Interior Products includes an allocation of $734.3 million of the Company’s consolidated goodwill balance. The Company allocated consolidated goodwill based on the relative fair value of the component, which was determined using the estimated purchase price (as adjusted) of Interior Products and the market capitalization of the Company as of December 31, 2020. The net result of this allocation attributed a higher amount of goodwill than that which was directly associated with the Interior Products portion of the acquisition of Allied Building Products Corp., thereby having a significant influence on the estimated loss on the Interior Products divestiture transaction. Upon closing of the transaction, the estimated loss will be adjusted accordingly to reflect the final purchase price and carrying value of the net assets of Interior Products as of the close date, which will include an updated allocation of the Company’s goodwill to Interior Products.

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(Unaudited; in millions)

	December 31,	September 30,	December 31,
	2020	2020	2019
Assets
Current assets:
Cash and cash equivalents	$461.4	$624.6	$43.7
Accounts receivable, net	746.4	885.2	716.5
Inventories, net	952.9	871.4	946.7
Prepaid expenses and other current assets	330.0	351.8	279.1
Current assets held for sale	997.0	243.8	267.7
Total current assets	3,487.7	2,976.8	2,253.7
Property and equipment, net	209.5	207.8	210.4
Goodwill	1,757.5	1,756.1	1,756.9
Intangibles, net	492.6	518.0	747.9
Operating lease assets	371.8	376.2	395.9
Deferred income taxes, net	12.4	—	—
Other assets, net	2.1	2.1	—
Non-current assets held for sale	—	1,120.5	1,173.7
Total assets	$6,333.6	$6,957.5	$6,538.5

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$738.3	$885.8	$542.2
Accrued expenses	442.2	509.7	356.4
Current operating lease liabilities	84.0	84.0	83.1
Current portions of long-term debt/obligations	11.3	12.3	13.9
Current liabilities held for sale	175.1	139.4	123.1
Total current liabilities	1,450.9	1,631.2	1,118.7
Borrowings under revolving lines of credit, net	151.7	251.1	215.6
Long-term debt, net	2,494.1	2,494.2	2,495.1
Deferred income taxes, net	—	71.8	99.7
Non-current operating lease liabilities	286.6	290.5	308.5
Long-term obligations under equipment financing, net	—	—	1.6
Other long-term liabilities	6.3	5.2	0.4
Non-current liabilities held for sale	—	53.4	59.0
Total liabilities	4,389.6	4,797.4	4,298.6

Convertible Preferred Stock	399.2	399.2	399.2

Stockholders' equity:
Common stock	0.7	0.7	0.7
Undesignated preferred stock	—	—	—
Additional paid-in capital	1,109.8	1,100.6	1,087.0
Retained earnings	463.5	694.3	769.8
Accumulated other comprehensive income (loss)	(29.2)	(34.7)	(16.8)
Total stockholders' equity	1,544.8	1,760.9	1,840.7
Total liabilities and stockholders' equity	$6,333.6	$6,957.5	$6,538.5

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(Unaudited; in millions)

	Three Months Ended December 31,
	2020	2019
Operating Activities
Net income (loss)	$(220.5)	$(23.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	52.3	63.9
Stock-based compensation	4.9	5.2
Certain interest expense and other financing costs	2.9	2.8
Loss on debt extinguishment	—	14.7
Gain on sale of fixed assets and other	(0.6)	(0.3)
Deferred income taxes	(85.9)	2.4
Loss on classification as held for sale	355.4	—
Changes in operating assets and liabilities:
Accounts receivable	149.6	247.6
Inventories	(89.3)	(19.2)
Prepaid expenses and other current assets	18.0	(3.4)
Accounts payable and accrued expenses	(227.5)	(417.5)
Other assets and liabilities	1.6	1.9
Net cash provided by (used in) operating activities	(39.1)	(125.3)

Investing Activities
Purchases of property and equipment	(18.0)	(12.2)
Proceeds from the sale of assets	0.7	0.4
Net cash provided by (used in) investing activities	(17.3)	(11.8)

Financing Activities
Borrowings under revolving lines of credit	2.3	750.7
Payments under revolving lines of credit	(102.3)	(616.8)
Payments under term loan	(2.4)	(2.4)
Borrowings under senior notes	—	300.0
Payment under senior notes	—	(309.6)
Payment of debt issuance costs	—	(3.6)
Payments under equipment financing facilities and finance leases	(1.7)	(2.3)
Payment of dividends on Preferred Stock	(6.0)	(6.0)
Proceeds from issuance of common stock related to equity awards	7.1	0.9
Payment of taxes related to net share settlement of equity awards	(2.8)	(2.1)
Net cash provided by (used in) financing activities	(105.8)	108.8

Effect of exchange rate changes on cash and cash equivalents	(1.0)	(0.3)

Net increase (decrease) in cash and cash equivalents	(163.2)	(28.6)
Cash and cash equivalents, beginning of period	624.6	72.3
Cash and cash equivalents, end of period	$461.4	$43.7

Supplemental Cash Flow Information
Operating cash flows provided by (used in) discontinued operations	$(6.4)	$12.4
Investing cash flows provided by (used in) discontinued operations	$(2.5)	$(6.9)

BEACON ROOFING SUPPLY, INC.

Sales by Product Line

(Unaudited; in millions)

Sales by Product Line – Continuing Operations

Sales by Product Line
	Three Months Ended December 31,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$844.8	53.6%	$696.8	49.2%	$148.0	21.2%
Non-residential roofing products	398.3	25.3%	412.0	29.1%	(13.7)	(3.3%)
Complementary building products	333.4	21.1%	306.5	21.7%	26.9	8.8%
	$1,576.5	100.0%	$1,415.3	100.0%	$161.2	11.4%

Sales by Business Day[1,2]
	Three Months Ended December 31,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$13.6	53.6%	$11.2	49.2%	$2.4	21.2%
Non-residential roofing products	6.4	25.3%	6.7	29.1%	(0.3)	(3.3%)
Complementary building products	5.4	21.1%	4.9	21.7%	0.5	8.8%
	$25.4	100.0%	$22.8	100.0%	$2.6	11.4%

__________________________________________________

[1]	The first quarter of fiscal years 2021 and 2020 each had 62 business days.
[2]	Dollar and percentage changes may not recalculate due to rounding.

Sales by Product Line – Combined

Sales by Product Line
	Three Months Ended December 31,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$849.5	46.6%	$702.2	41.9%	$147.3	21.0%
Non-residential roofing products	402.3	22.0%	420.9	25.1%	(18.6)	(4.4%)
Complementary building products	573.5	31.4%	552.0	33.0%	21.5	3.9%
	$1,825.3	100.0%	$1,675.1	100.0%	$150.2	9.0%

Sales by Business Day[1,2]
	Three Months Ended December 31,
	2020		2019		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$13.7	46.6%	$11.3	41.9%	$2.4	21.0%
Non-residential roofing products	6.5	22.0%	6.8	25.1%	(0.3)	(4.4%)
Complementary building products	9.2	31.4%	8.9	33.0%	0.3	3.9%
	$29.4	100.0%	$27.0	100.0%	$2.4	9.0%

__________________________________________________

[1]	The first quarter of fiscal years 2021 and 2020 each had 62 business days.
[2]	Dollar and percentage changes may not recalculate due to rounding.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures

(Unaudited; in millions)

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we prepare certain financial measures that are not calculated in accordance with GAAP, specifically:

•	Adjusted Operating Expense. We define Adjusted Operating Expense as operating expense excluding the impact of the adjusting items (as described below).
•	Adjusted Net Income (Loss). We define Adjusted Net Income (Loss) as net income (loss) excluding the impact of the adjusting items (as described below).
•

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and the adjusting items (as described below).

We use these supplemental non-GAAP measures to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute our non-GAAP financial measures consistently using the same methods each period.

We believe these non-GAAP measures are useful measures because they permit investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While we believe that these non-GAAP measures are useful to investors when evaluating our business, they are not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. These non-GAAP measures should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. These non-GAAP financial measures may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.

Adjusting Items to Non-GAAP Financial Measures

The impact of the following expense (income) items are excluded from each of our non-GAAP measures (the “adjusting items”):

•

Acquisition costs. Represents certain costs related to historical acquisitions, including: amortization of intangible assets; professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses classified as selling, general and administrative; and amortization of debt issuance costs.

•

Restructuring costs. Represents costs stemming from headcount rationalization efforts and certain rebranding costs; impact of the Interior Products divestiture; accrued estimated costs related to employee benefit plan withdrawals; and amortization of debt issuance costs and loss on debt extinguishment.

•

COVID-19 impact. Represents costs directly related to the COVID-19 pandemic; and income tax provision (benefit) stemming from the revaluation of deferred tax assets and liabilities made in conjunction with our application of the CARES Act.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

The following table presents the impact of the adjusting items on our consolidated statements of operations for each of the periods indicated:

	Operating Expense		Non-Operating Expense
	SG&A1	Amortization	Interest Expense	Other (Income) Expense	Income Taxes[2]	Total
CONTINUING OPERATIONS
Three Months Ended December 31, 2020
Acquisition costs	$1.1	$25.5	$2.0	$—	$—	$28.6
Restructuring costs	1.9	—	0.9	—	—	2.8
COVID-19 impact	0.3	—	—	—	—	0.3
Total adjusting items	$3.3	$25.5	$2.9	$—	$—	$31.7

Three Months Ended December 31, 2019
Acquisition costs	$3.9	$32.1	$2.0	$—	$—	$38.0
Restructuring costs[3]	—	—	0.8	19.7	—	20.5
Total adjusting items	$3.9	$32.1	$2.8	$19.7	$—	$58.5

COMBINED
Three Months Ended December 31, 2020
Acquisition costs	$1.1	$35.7	$2.0	$—	$—	$38.8
Restructuring costs[4]	8.2	—	0.9	355.4	—	364.5
COVID-19 impact	0.3	—	—	—	—	0.3
Total adjusting items	$9.6	$35.7	$2.9	$355.4	$—	$403.6

Three Months Ended December 31, 2019
Acquisition costs	$3.9	$44.8	$2.0	$—	$—	$50.7
Restructuring costs[3]	—	—	0.8	19.7	—	20.5
Total adjusting items	$3.9	$44.8	$2.8	$19.7	$—	$71.2

______________________________

[1]	Selling, general and administrative expense (“SG&A”).
[2]	For tax impact of adjusting items, see Adjusted Net Income (Loss) table below.
[3]	Other (income) expense includes a loss on debt extinguishment of $14.7 million in connection with the October 2019 debt refinancing.
[4]	Other (income) expense includes a loss on classification as held for sale of $355.4 million in connection with the planned Interior Products divestiture.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusted Operating Expense

The following table presents a reconciliation of operating expense, the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted Operating Expense for each of the periods indicated:

	CONTINUING OPERATIONS
	Three Months Ended December 31,
	2020	2019
Operating expense	$304.6	$321.1
Acquisition costs	(26.6)	(36.0)
Restructuring costs	(1.9)	—
COVID-19 impact	(0.3)	—
Adjusted Operating Expense	$275.8	$285.1

Net sales	$1,576.5	$1,415.3
Operating expense as % of net sales	19.3%	22.7%
Adjusted Operating Expense as % of net sales	17.5%	20.1%

	COMBINED
	Three Months Ended December 31,
	2020	2019
Operating expense	$304.6	$321.1
Operating expense from discontinued operations	69.8	69.7
Combined operating expense	374.4	390.8
Acquisition costs	(36.8)	(48.7)
Restructuring costs	(8.2)	—
COVID-19 impact	(0.3)	—
Adjusted Operating Expense	$329.1	$342.1

Net sales	$1,825.3	$1,675.1
Operating expense as % of net sales	20.5%	23.3%
Adjusted Operating Expense as % of net sales	18.0%	20.4%

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusted Net Income (Loss)

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted Net Income (Loss) for each of the periods indicated:

	CONTINUING OPERATIONS
	Three Months Ended December 31,
	2020	2019
Net income (loss) from continuing operations	$47.4	$(24.0)
Adjusting items:
Acquisition costs	28.6	38.0
Restructuring costs	2.8	20.5
COVID-19 impact	0.3	—
Total adjusting items	31.7	58.5
Less: tax impact of adjusting items[1]	(8.1)	(16.3)
Total adjustments, net of tax	23.6	42.2
Adjusted Net Income (Loss)	$71.0	$18.2

______________________________

[1]

Amounts represent tax impact on adjusting items that are not included in our income tax provision (benefit) for the periods presented. The effective tax rate applied to these adjusting items is calculated by using forecasted adjusted pre-tax income while factoring in estimated discrete tax adjustments for the fiscal year. The tax impact of adjusting items for the three months ended December 31, 2020 and 2019 were calculated using an effective tax rate of 25.6% and 27.9%, respectively.

	COMBINED
	Three Months Ended December 31,
	2020	2019
Net income (loss)	$(220.5)	$(23.4)
Adjusting items:
Acquisition costs	38.8	50.7
Restructuring costs	364.5	20.5
COVID-19 impact	0.3	—
Total adjusting items	403.6	71.2
Less: tax impact of adjusting items[1]	(103.3)	(19.4)
Total adjustments, net of tax	300.3	51.8
Adjusted Net Income (Loss)	$79.8	$28.4

______________________________

[1]

Amounts represent tax impact on adjusting items that are not included in our income tax provision (benefit) for the periods presented. The effective tax rate applied to these adjusting items is calculated by using forecasted adjusted pre-tax income while factoring in estimated discrete tax adjustments for the fiscal year. The tax impact of adjusting items for the three months ended December 31, 2020 and 2019 were calculated using a blended effective tax rate of 25.6% and 27.2%, respectively.

BEACON ROOFING SUPPLY, INC.

Non-GAAP Financial Measures (continued)

(Unaudited; in millions)

Adjusted EBITDA

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure as measured in accordance with GAAP, to Adjusted EBITDA for each of the periods indicated:

	CONTINUING OPERATIONS
	Three Months Ended December 31,
	2020	2019
Net income (loss) from continuing operations	$47.4	$(24.0)
Interest expense, net	31.3	34.7
Provision for (benefit from) income taxes	17.7	(10.1)
Depreciation and amortization	39.4	47.9
Stock-based compensation	3.8	4.8
Acquisition costs[1]	1.1	3.9
Restructuring costs[1]	1.9	19.7
COVID-19 impact	0.3	—
Adjusted EBITDA	$142.9	$76.9

Net sales	$1,576.5	$1,415.3
Net income (loss) as % of net sales	3.0%	(1.7%)
Adjusted EBITDA as % of net sales	9.1%	5.4%

______________________________

[1]	Amounts represent adjusting items included in SG&A and other income (expense); remaining adjusting items balances are embedded within the other balances reported in the table.

	COMBINED
	Three Months Ended December 31,
	2020	2019
Net income (loss)	$(220.5)	$(23.4)
Interest expense, net	31.3	34.7
Provision for (benefit from) income taxes[1]	(74.5)	(9.6)
Depreciation and amortization[2]	52.3	63.9
Stock-based compensation[3]	4.9	5.2
Acquisition costs[4]	1.1	3.9
Restructuring costs[4,5]	362.8	19.7
COVID-19 impact	0.3	—
Adjusted EBITDA	$157.7	$94.4

Net sales	$1,825.3	$1,675.1
Net income (loss) as % of net sales	(12.1%)	(1.4%)
Adjusted EBITDA as % of net sales	8.6%	5.6%

______________________________

[1]	Combined amount for three months ended December 31, 2020 and 2019 includes discontinued operations of $(92.2) million and $0.5 million, respectively.
[2]	Combined amount for three months ended December 31, 2020 and 2019 includes discontinued operations of $12.9 million and $16.0 million, respectively.
[3]	Combined amount for three months ended December 31, 2020 and 2019 includes discontinued operations of $1.1 million and $0.4 million, respectively.
[4]

Amounts represent adjusting items included in SG&A (excluding stock-based compensation) and other income (expense); remaining adjusting items balances are embedded within the other balances reported in the table.

[5]	Combined amount for three months ended December 31, 2020 includes discontinued operations of $360.9 million.